As filed with the Securities and Exchange Commission on October 22, 1999
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               WESTWOOD ONE, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                       95-3980449
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232
                                 (310) 840-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                  WESTWOOD ONE, INC. 1999 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                  FARID SULEMAN
                             CHIEF FINANCIAL OFFICER
                               WESTWOOD ONE, INC.
                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232
                                 (212) 314-9215


                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                    Copy to:

                             HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities           Amount to be          Proposed Maximum     Proposed Maximum      Amount of Registration
to be Registered                            Registered           Offering Price        Aggregate Offering             Fee
                                                                  Per Share(1)            Price(1)
===================================================================================================================================
Common Stock, par value $.01 per share     4,000,000 shares (2)     $38.84375              $155,375,000            $43,194.25
===================================================================================================================================

(1) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on
     October 18, 1999.
(2) Represents the registration of shares of Common Stock issuable under the Registrant's 1999 Stock Incentive Plan, as amended, pursuant to the exercise of options that may be granted thereunder.


================================================================================
815832 v.5

                                EXPLANATORY NOTE

           This Registration Statement is intended to register all shares to be issued under the 1999 Stock Incentive Plan, as amended (the "Plan"), of Westwood One, Inc., a Delaware corporation ("Westwood"). Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission (the "SEC"). Part II contains information that is required in this Registration Statement pursuant to
Part II of Form S-8.






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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.




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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the SEC by Westwood pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this document:

o Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

o Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and March 31, 1999;

o          Form 8-K filed on June 4, 1999;

o          Form 8-K filed on October 1, 1999; and

o The description of Westwood's common stock set forth in its Registration Statement on Form S-3/A, filed by Westwood with the SEC on May 6, 1996.

           All documents subsequently filed by Westwood with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL")


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

provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

           Section 145 further provides that the indemnification provisions of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Registrant's Certificate of Incorporation contains a provision eliminating the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, neither the DGCL nor the Registrant's Certificate of Incorporation currently allows such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

           The Registrant's By-Laws provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify and hold harmless any officer or director who is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether


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

civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or a director or officer of a predecessor corporation of the Registrant, and may indemnify any employee or agent of the Registrant and any person serving at the request of the Registrant as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant's By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements, insurance policy, vote of the directors or stockholders of the Registrant, or otherwise.

           Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

           The Registrant has entered into indemnification agreements with each of Joel Hollander and Farid Suleman, each dated as of March 30, 1999. Each indemnification agreement terminates upon the earlier of (i) the effectiveness of the indemnified party's voluntary resignation as a director or an officer of the Registrant, (ii) the effective date of the indemnified party's involuntary removal from office or termination as an officer, (iii) if the indemnified party is a director, the election and qualification of his duly nominated successor, or (iv) the indemnified party's death. Pursuant to each indemnification agreement, the Registrant will purchase and maintain in effect, subject to certain limitations set forth therein, for the benefit of each indemnified party, one or more insurance policies for its officers and directors providing the broadest coverage generally available to directors and officers of publicly held corporations in an amount of at least $10,000,000. Pursuant to each indemnification agreement, the Registrant also will indemnify the indemnified party to the fullest extent provided by Section 145 of the DGCL and Article V of the Registrant's By-Laws, as well as for expenses in any proceeding involving the Registrant (whether or not brought by or in the Registrant's right) subject to certain conditions and limitations depending on the circumstances of the proceeding and the conduct of such indemnified party. In addition, each indemnified party is entitled to be advanced expenses in connection with any such proceeding upon request by such indemnified party, subject to certain conditions.

           Pursuant to an employment agreement, dated as of April 29, 1998, between the Registrant and Norman Pattiz, the Registrant will indemnify Mr. Pattiz to the fullest extent provided by Section 145 of the DGCL and Article V of the Registrant's By-Laws, as well as for expenses in any proceeding involving the Registrant (whether or not brought by or in the Registrant's name) subject to certain conditions and limitations depending on the circumstances of the proceeding and the conduct of Mr. Pattiz. In addition, Mr. Pattiz is entitled to be advanced expenses in connection with any such proceeding upon his request, subject to certain conditions.



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

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.

Exhibits
--------

Number     Description
------     -----------

4.1 The Registration Statement on Form S-3/A of Westwood, filed with the SEC on May 6, 1996, is incorporated herein by reference.

4.2*       The Westwood 1999 Stock Incentive Plan, as amended.

5.1* Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.

23.1*      Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.







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


ITEM 9.  UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, Westwood certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of October 22, 1999.

                               WESTWOOD ONE, INC.


                               By:  /s/  Farid Suleman
                                  -------------------------
                                    Farid Suleman
                                    Chief Financial Officer



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


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Farid Suleman, Joel Hollander and Gary Yusko, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the date set forth above on the signature page hereof.


            SIGNATURE                   TITLE
            ---------                   -----

  /s/  Norman J. Pattiz                Chairman of the Board and Director
-------------------------------
Norman J. Pattiz

  /s/  Joel Hollander                  President, Chief Executive Officer
-------------------------------
Joel Hollander                         and Director

  /s/  Farid Suleman                   Executive Vice President, Chief
-------------------------------
Farid Suleman                          Financial Officer, Secretary and Director

  /s/  Mel Karmazin                    Director
-------------------------------
Mel Karmazin

  /s/  David L. Dennis                 Director
-------------------------------
David L. Dennis

  /s/  Paul G. Krasnow                 Director
-------------------------------
Paul G. Krasnow


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

            SIGNATURE                   TITLE
            ---------                   -----

  /s/  Joseph B. Smith                 Director
-------------------------------
Joseph B. Smith

  /s/  Gerald Greenberg                Director
-------------------------------
Gerald Greenberg

  /s/  Steven A. Lerman                Director
-------------------------------
Steven A. Lerman

  /s/  David I. Saperstein             Director
-------------------------------
David I. Saperstein

  /s/  Dennis F. Holt                  Director
-------------------------------
Dennis F. Holt



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


Exhibits
--------

Number     Description
------     -----------

4.1 The Registration Statement on Form S-3/A of Westwood, filed with the SEC on May 6, 1996, is incorporated herein by reference.

4.2*       The Westwood 1999 Stock Incentive Plan, as amended.

5.1* Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.

23.1*      Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.


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